UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2014

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On December 4, 2014, Synopsys, Inc. (“Synopsys”) gave irrevocable notice that it would borrow under its existing credit agreement with several lenders, dated February 17, 2012 (the “Credit Agreement”), revolving loans in the aggregate principal amount of $250,000,000, advanced on December 9, 2014, which will bear interest at the Eurodollar Rate plus an applicable margin (as defined in the Credit Agreement). Synopsys is using the borrowings to fund the repurchase of its common stock discussed below in Item 8.01 and intends to use the remaining funds for short-term working capital needs in the United States.

The material terms and conditions of the Credit Agreement are summarized in Item 1.01 of the Current Report on Form 8-K filed by Synopsys with the Securities and Exchange Commission on February 22, 2012 (the “Prior 8-K”), which is incorporated by reference herein. The summary of the Credit Agreement is qualified in its entirety by the text of the Credit Agreement, which was filed as Exhibit 10.45 to the Prior 8-K and is incorporated by reference herein.

As of December 9, 2014, Synopsys has outstanding revolving loans in the aggregate principal amount of $250,000,000 and an outstanding term loan in the aggregate principal amount of $75,000,000, under the Credit Agreement.

Item 8.01	Other Events.

On December 9, 2014, Synopsys entered into an accelerated share repurchase agreement (the “ASR”) with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPM”), to repurchase an aggregate of $180.0 million of Synopsys common stock. Pursuant to the ASR, Synopsys made a prepayment of $180.0 million and received an initial share delivery of approximately 3.29 million shares, valued at $144.0 million. The remaining balance of $36.0 million will be settled within six months or earlier upon completion of the repurchase. Under the terms of the ASR, the specific number of shares that Synopsys ultimately repurchases will be based on the volume weighted average share price of Synopsys common stock during the repurchase period, less a discount.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding Synopsys’ expected use of borrowings made under the Credit Agreement and the expected settlement of the ASR. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, and that are outside Synopsys’ control. These risks and uncertainties include, among others: the market price of Synopsys common stock during the ASR repurchase period; the ability of JPM to buy or borrow shares of Synopsys common stock; the impact of global and regional economic and market conditions, including illiquidity and other risks of instability in the banking and financial services industry; and fluctuations in the liquidity requirements of Synopsys’ U.S. operations. Other risks and uncertainties that may apply are set forth in the Risk Factors section of Synopsys’ most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 9, 2014	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary